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                                                                   EXHIBIT 10.23

                                      LEASE

                              175 WEST WALL STREET
                           GLENDALE HEIGHTS, ILLINOIS

         THIS LEASE is made and entered into as of this 29th day of March, 1996, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but as trustee under Trust Agreement dated March 6, 1991, and known as Trust No. 113515-09 (hereinafter referred to as "Landlord"), and CALIFORNIA MICROWAVE, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         For and in consideration of the rentals hereinafter reserved and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which consideration are hereby irrevocably acknowledged by the parties hereto, the parties hereto mutually agree as follows:

                                    ARTICLE I

                                 GRANT AND TERM

         1.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that land located in DuPage County, Illinois, in the High Grove - Glendale Heights West Campus Park, and commonly known as 175 West Wall Street, Glendale Heights, Illinois, as legally described on Exhibit "A" which is attached hereto and made a part hereof, together with all improvements located thereon (which land and improvements are hereinafter collectively referred to as the "Premises"). Said improvements consist of a building of approximately 50,000 rentable square feet, and a parking area accommodating approximately 44 automobiles, together with all fixtures and appurtenances thereunto belonging. This Lease and the Premises are subject to all applicable building restrictions, planning and zoning ordinances, governmental rules and regulations, and all other encumbrances, easements, covenants, and restrictions of record as the same may hereafter from time to time be amended.

         1.2  TERM.

                  (a) The term of this Lease shall commence on the date hereof (herein referred to as the "Effective Date"), and shall continue until March 31, 2006 (which period is hereinafter referred to as the "Term"), unless sooner terminated in accordance with the provisions of this Lease.

                  (b) The term "Commencement Date" shall mean the earlier to occur of the date upon which Tenant opens for business, or April 1, 1996. The term "Lease Year" shall mean the period beginning on the Commencement Date and ending on March 31, 1997, and each consecutive twelve (12) month period thereafter.

                  (c) A portion of the Premises is currently by an existing tenant under a lease agreement giving the Landlord the right to cancel same upon thirty (30) days written notice. Landlord agrees that promptly upon the execution of this Lease by all parties hereto, Landlord shall serve upon said existing tenant such notices as may be necessary to terminate the tenancy of such tenant within thirty (30) days. As of the Effective Date, Tenant may occupy such portions of the Premises not occupied by such existing tenant, and Tenant may undertake its initial build-out of the Premises, as more fully set forth in the Work Letter Agreement which is attached hereto as Exhibit "B" and made a part hereof, provided that Tenant's work does not interfere with the right of said existing Tenant. Landlord shall be solely and fully liable for all costs necessary to evict such existing tenant, in the event that such existing tenant does not vacate within thirty (30) days following said notice. Also to the extent the completion of Tenant's initial build-out pursuant to the Work Letter is delayed directly as a result of a failure to vacate by such existing Tenant allowing such thirty (30) day period, the commencement date shall be extended one (1) day for each day of such delay.
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                                   ARTICLE II

                                      RENT

         2.1 BASE RENT. Tenant hereby covenants and agrees to pay to Landlord for and throughout the Term of this Lease, beginning on the Commencement Date, and in addition to all other sums and payments to be made and paid by Tenant to Landlord under this Lease, annual rent (hereinafter "Base Rent") in the following amounts:

                  (a) during the first (1st) Lease Year through and including the fifth (5th) Lease Year, THREE HUNDRED SIXTY THOUSAND THREE HUNDRED SIXTY AND NO/100THS DOLLARS ($360,360.00) per Lease Year, payable in equal monthly installments of THIRTY THOUSAND THIRTY AND NO/100THS DOLLARS ($30,030.00); and

                  (b) during the sixth (6th) Lease Year through and including the tenth (10th) Lease Year, THREE HUNDRED SEVENTEEN THOUSAND EIGHT HUNDRED SEVENTEEN AND 50/100THS ($317,817.50) per Lease Year, payable in equal monthly installments of TWENTY SIX THOUSAND FOUR HUNDRED EIGHTY FOUR AND 79/100THS DOLLARS ($26,484.79).

Monthly installments of Base Rent shall be paid in advance on the first day of each month during the Term, except that in the event that the Commencement Date occurs prior to April 1, 1996, Tenant shall pay upon the Commencement Date, Base Rent equal to the prorated amount of monthly Base Rent from the Commencement Date through and including March 31, 1996, and the annual Base Rent for the first (1st) Lease Year shall be increased accordingly.

Notwithstanding the foregoing, so long as no default or event of default by Tenant under this Lease shall have occurred and Tenant has not exercised the "Termination Option" as provided in Article XX hereinbelow, monthly Base Rent for the eleventh (11th), and twelfth (12th) months of the fifth (5th) Lease Year shall be reduced by fifty percent (50%).

         2.2 ADDITIONAL RENT. All other sums of money and other charges required to be paid by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent." Except as otherwise provided therein, all Additional Rent shall be due and payable thirty (30) days after written notice thereof is given by Landlord to Tenant.

         2.3 PAYMENTS BY TENANT. Tenant shall pay to Landlord, without demand, deductions, set-offs or counterclaims, diminutions, abatements, or rebates of whatsoever kind, nature or description, Base Rent, all Additional Rent, and all other charges when and as the same shall be due and payable hereunder. All payments and charges required to be made by Tenant hereunder shall be payable in lawful United States funds, at the address of Landlord which is hereinafter set forth, or to such other address or in such other manner as Landlord shall specify from time to time by written notice to Tenant. Except as otherwise determined by Landlord, payment to or receipt by Landlord of an amount less than the amount then required to be paid hereunder shall be deemed to be on account of the earliest amount of any obligations then due hereunder, notwithstanding any notation, legend, or instructions of Tenant to the contrary, which notations, legends or instructions shall be null and void. No endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or to pursue any other remedy available in this Lease, or under law, against Tenant.

         2.4 NET LEASE. It is intended that the income from Base Rent shall be net to Landlord and shall not be subject to deduction or expense of any kind or nature in connection with the ownership and maintenance of

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the Premises. All rent hereunder payable shall be paid by Tenant to Landlord free from any charges, assessments, impositions, expenses, and deductions of any and very kind or nature whatsoever.


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                                   ARTICLE III

                               CONDUCT OF BUSINESS

         3.1 USE. Tenant shall continuously occupy, use and operate the Premises during the Term solely as an assembly, warehouse, manufacturing, and distribution center with related offices in connection with its microwave communications equipment business. Tenant agrees that it shall not use the Premises for any purpose other than that which is set forth hereinabove, without the express prior written consent of Landlord.

         3.2 UTILITIES. Tenant, at it expense, shall arrange for and pay directly to the public utility companies, all charges for all utilities used in or at the Premises, from and after the Effective Date and continuing throughout the Term. Tenant, at its expense, shall pay directly to the public utility companies, the cost of any installation of any utility services desired by Tenant from time to time during the Term, and shall, at its expense, pay directly to the public utility companies, the cost of any installation of any utility equipment as may be required by any governmental laws affecting the Premises, and the cost of any capital improvements required to maintain all utility services serving the Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims arising from all costs and charges for utilities consumed on or by the Premises after the Effective Date. Tenant shall use the plumbing and waste disposal systems and the storm water management systems, if any, serving the Premises only for the purposes for which they were constructed, and Tenant shall not dispose of any pollutants, contaminants, toxic wastes, hazardous substances, or any other such substance therein. Tenant shall not use any utility line on or facility located on the Premises in a manner which overloads or damages any utility line or facility.

         3.3 TENANT'S BUSINESS. Tenant shall, at its sole cost and expense, pay before delinquency, any and all taxes, assessments, and public charges levied, assessed, or imposed upon Tenant's business and/or the premises during the Term, including, without limitation, all license fees, permit fees, and charges of a similar nature for the conduct by Tenant or any subtenant or concessionaire of any business or undertaking conducted in or from the Premises.

         3.4 LEGAL REQUIREMENTS. Tenant shall, at its own cost and expense, conduct and maintain its business upon the Premises, and maintain the Premises including all improvements thereon in full compliance with all present and future statutes, laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction over the Premises, and observe all covenants and restrictions of record affecting or applicable to the Premises, or affecting or applicable to the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction, or other requirement is substantial, foreseen or unforeseen, ordinary or extraordinary, and any repairs or improvements necessitated by any such applicable law, ordinance, order, rule, regulations, covenant, restrictions, or other requirement, shall be at the sole cost and expense of Tenant. In addition, Tenant shall, at its own expense, conduct and maintain its business upon the Premises in compliance with all applicable Board of Fire Insurance Underwriters regulations if any, respecting all matters of occupancy, condition or maintenance of the Premises whether such orders or directions shall be directed to Tenant or Landlord. Tenant shall hold Landlord harmless from any and all costs or expenses incurred by Landlord on account thereof. Tenant shall also procure and maintain all licenses and permits legally necessary for the operation of Tenant's business upon the Premises, and shall allow Landlord to inspect the same upon request.

         3.5 CARE OF PREMISES. During the Term of this Lease, Tenant shall maintain the Premises in an orderly, safe, and clean condition at Tenant's sole cost and expense.

         3.6 TENANT'S WARRANTIES. Tenant hereby warrants, represents, covenants, and agrees to and with Landlord, that throughout the Term, Tenant shall, at its sole cost and expense: (a) not use or allow the Premises to be used for any unlawful or objectionable purpose, as reasonably determined by Landlord; (b) pay before delinquency any and all taxes, assessments and public charges levied, assessed, or imposed upon Tenant's business, Tenant's use and occupancy of the Premises, or upon Tenant's fixtures, furnishings and equipment on or


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about the Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Premises by Tenant, including, without limitation, any transfer taxes, and pay when and as due all license fees, permit fees, and charges of a similar nature for the conduct by Tenant or any subtenant or concessionaire of any business or undertaking authorized hereunder to be connected in or from the Premises; (c) be authorized to do business in the State of Illinois; (d) not do or permit to be done any act or thing which might result in the cancellation or suspension of any policy of insurance of any kind covering the Premises, or any liability of Landlord in connection therewith, or any increase in the insurance risk under any such policy.


         3.7 ENVIRONMENTAL MATTERS.

                  (a) DEFINED TERMS.

                           A. "Claim" shall mean and include any demand, cause
of action, proceeding, or suit (i) for damages (actual or punitive), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) for the costs of site investigations, feasibility studies, information requests, health or risk assessments or "Response" (as defined in F hereinbelow) actions, and (iii) for enforcing insurance, contribution, and indemnification agreements.

                           B. "Environmental Laws" shall mean and include all
federal, state, and local statutes, ordinances, regulations, and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C.
Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq. as amended by the Hazardous and Solid Waste Amendments or 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq. as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and state and superlien and environmental cleanup statutes, with implementing regulations and guidelines. "Environmental Laws" shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate "Hazardous Materials" as defined hereinbelow.

                           C. "Hazardous Materials" shall mean and include the
following, including mixtures thereof: any substance, pollutant, contaminant, waste, by-product, or constituent regulated under any Environmental Law; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, PCB's and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200 et seq.; and industrial process and pollution control wastes, whether or not hazardous within the meaning of RCRA.

                           D. "Manage" means to generate, manufacture, process,
treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.


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                           E. "Release" or "Released" shall mean any actual or
threatened spilling, leaking, pumping, pouring emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

                           F. "Response" or "Respond" shall mean action taken in
compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess, or abate the Release of a Hazardous Material.

                  (b) TENANT'S OBLIGATIONS WITH RESPECT TO ENVIRONMENTAL MATTERS. During the Term: (a) Tenant shall at its own cost and expense comply with all Environmental Laws; (b) Tenant shall not conduct or authorize the Management of any Hazardous Materials on the Premises without prior written approval by landlord; (c) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA or any other Environmental Laws for storage, treatment or disposal of Hazardous Materials; (d) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for Tenant use if any; (e) Tenant shall not discharge Hazardous Materials into drains or sewers; (f) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the Premises; and (g) Tenant shall at its own cost arrange for the lawful transportation and off-site disposal of all Hazardous Materials that it generates.

                  (c) COPIES OF NOTICES. During the Term, Tenant shall promptly provide Landlord copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, other federal, state or local agency or authority, or any other entity or individual, concerning (a) any Release of a Hazardous Material on, to or from the Premises; (b) the imposition of any lien on the Premises; or (c) any alleged violation of or responsibility under Environmental Laws. Landlord shall have the right to enter upon the Premises and conduct appropriate inspections or tests in order to determine Tenant's compliance with Environmental Laws.

                  (d) TESTS AND REPORTS. Upon written request by Landlord, Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant complies with al Environmental Laws relating to the Premises.

                  (e) ACCESS AND INSPECTION. Landlord and its agents and representatives shall have access to the Premises and to the books and records of Tenant (and any occupant of the Premises claiming by, through or under Tenant) relating to Hazardous Materials for the purpose of ascertaining the nature of the activities being conducted thereon and to determine the type, kind and quantity of all products, materials, and substances brought onto the Premises or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantity sufficient for scientific analysis of all materials and substances present on the Premises, including, but not limited to, samples of materials or substances brought onto or made or produced on the Premises by Tenant, or an occupant claiming by, through, or under Tenant or otherwise present on the Premises. Landlord shall not to take finished products from the Premises for any purpose whatsoever.

                  (f) TENANT'S OBLIGATION TO RESPOND If Tenant's Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, (ii) causes a significant public health effect, or
(iii) creates a nuisance, Tenant shall promptly take all applicable action in Response.

                  (g) INDEMNIFICATION Tenant shall indemnify, defend, and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all Claims arising from or attributable to: (a) the presence of Hazardous Materials including, without limitation, the hazardous materials permitted under Subsection 3.7(h) herein below, in or on the Premises or the subsurface thereof or the violation of any Environmental Laws (including, without limiting the


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generality thereof, any cost, claim, liability or defense expended in remediation required by a governmental authority, or by reason of any Release of any Hazardous Material on or from the Premises of violation of any Environmental
Laws), or (b) any breach by Tenant of any of its warranties, representations, or covenants in this Section . Without limitation, Tenant's obligations under the
Section 3.7 shall survive the termination or expiration of this Lease for any reason, so long as the obligation relates to an occurrence after the Effective Date. Landlord shall indemnify, defend, and hold harmless Tenant, its lenders, and the respective agents, partners, officers, directors, and employees, from all Claims arising from or attributable to any hazardous materials occurring or being present on the premises prior to the Effective Date.

                  (h) PERMITTED HAZARDOUS MATERIALS Notwithstanding anything in this Section 3.7 to the contrary, Tenant shall be allowed to maintain on the premises in connection with its operations the following two (2) hazardous materials: perchloroethylene and isopropyl alcohol, and upon reasonable to Landlord, such other hazardous materials as are required by Tenant in the operation of its business on the premises in accordance with industry standards and techniques provided that manages such hazardous materials in accordance with all environmental laws. Nothing in the permission granted hereunder to maintain said permitted hazardous materials shall be deemed or construed as limiting Tenant's indemnification obligation as provided in Subsection 3.7(g) hereinabove relating to claims arising from or attributable to the presence of hazardous materials.


                                   ARTICLE IV

                                REAL ESTATE TAXES

         4.1 TENANT'S OBLIGATIONS. Tenant shall bear the full expense of any and all "Taxes" (as hereinafter defined) which are levied against the Premises, any interest therein, and any or all of the improvements thereon, and are payable with respect to or otherwise within any calendar or tax year or other period falling wholly or partly within the Term. Taxes for the years in which the Term commences and ends shall be prorated by Landlord and paid by Tenant within ten
(10) days after Landlord's invoice therefor. Upon expiration of the Term, Tenant shall deposit with the Landlord Landlord's reasonable estimate of Tenant's proportionate share of Taxes for the last calendar year falling within the Term. Taxes for such last calendar year shall be reprorated between the parties upon issuance of the actual bills therefor.

         4.2 TAXES. The term "Taxes" shall mean the total of all real property, personal property, and other property taxes and assessments, and all other charges general and special, ordinary and extraordinary, foreseen and unforeseen, including assessments for public improvements and betterments assessed or levied against the Premises. If at any time during the Term, the present method of taxation shall be changed so that in lieu of or in addition to the whole or part of any Taxes levied, assessed, or imposed upon real estate and/or improvements thereon, there shall be levied, assessed, or imposed on Landlord a capital levy or other tax on the rents received therefrom and/or a franchise tax, assessment, levy, or charge measured buy or based in whole or in part, upon rents (excluding income taxes charged against Landlord), or with respect too Landlord's ownership of the land comprising the Premises, or rentals therefrom, all such taxes, assessments, levies, or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

         4.3 PAYMENT. Tenant shall pay to Landlord the amount of any invoice for any Taxes as provided in Section 4.1 hereinabove no less than thirty (30) days prior to the official due date of said Taxes. In no event shall Tenant be excused from failure to pay any Taxes when due because of any failure on the part of Landlord to deliver to Tenant any invoice for such taxes, provided that if Landlord fails to deliver to Tenant any invoice for such taxes, Landlord shall be liable for any and all resulting penalties and fees. Tenant shall also reimburse Landlord for Tenant's prorated share of the amount of any current Taxes previously paid by it with respect to the Premises for periods after the Effective Date.


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                                    ARTICLE V

                             MAINTENANCE OF PREMISES

                  (a) Tenant has examined and knows the condition of the Premises and accepts possession of the Premises "as-is," and acknowledges that no representations as to the condition of the Premises have been made by Landlord or any agent of Landlord. Tenant shall, at its sole cost and expense, be responsible for all repairs and replacements, including without limitation, repair and replacement of the roof, the parking areas and all structural components of all improvements now and hereafter located upon the Premises, and perform all maintenance work in and to the Premises and all equipment and fixtures therein or appurtenant thereto, that is necessary or desirable in order to keep and maintain the Premises and all equipment and fixtures therein or appurtenant thereto in good order, condition, and repair, and in safe, dry and tenantable condition. Tenant shall also be responsible for all snow and ice removal, and shall, without injury to the roof, remove all snow and ice from the same when necessary.

                  (b) Tenant at its sole cost and expense shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Illinois, County of DuPage, and City of Glendale Heights, and in accordance with all directions, rules and regulations of all governmental agencies having jurisdiction over the Premises, and Tenant shall comply with all requirements of law, ordinances, rules, regulations and orders of any lawful authority having jurisdiction affecting the Premises or Tenant's use thereof.

                  (c) Tenant shall exercise any rights to make repairs at the expense of Landlord as may be provided for in any statute or law in effect during the term, only upon prior written notice to Landlord and Landlord's failure to make such repairs within a reasonable time following such notice.

                  (d) Failure of Tenant to make any repairs or replacements required to be made by Tenant pursuant to this Article V shall give Landlord the right (but not the obligation) to enter upon premises without notice and to proceed forthwith to have such repairs or replacements made, and to pay the cost thereof for Tenant's account. Tenant shall pay to Landlord, on demand, the cost of such repairs or replacements, as additional rent.


                                   ARTICLE VI

                            ALTERATIONS AND ADDITIONS

         Except as provided in the Work Letter agreement, Tenant shall not make or cause to be made any alterations or additions in or to the Premises without the prior written consent of Landlord. Without limiting the generality of the foregoing, Tenant shall not install any underground or above-ground storage tanks upon the Premises. In the event Landlord grants such consent, such alterations or additions, or improvements shall be performed in a good and workmanlike manner, in accordance with all applicable legal and insurance requirements and all drawings or specifications approved by Landlord, and in accordance with the provisions of this Lease. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same complies with the requirements of this Lease. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractor's statements and full and final waivers of the lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien or other lien or encumbrance to be filed against the Premises or any portion thereof, whether pursuant to any alterations or otherwise. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or delivered to Landlord a bond in form, amount, and issued by Assurety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorney's fees.


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                                   ARTICLE VII

                             INSURANCE AND INDEMNITY

         7.1 INSURANCE COVERAGE. Tenant shall, at its sole cost and expense, obtain and maintain, commencing with the Effective Date and continuing throughout the Original Term, insurance policies providing the following coverages:

                  (a) all-risk or fire and extended coverage insurance against fire, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State of Illinois, insuring the improvements and all fixtures and equipment pertaining thereto, in an amount equal to not less than the full replacement value thereof (exclusive of the cost of excavations, foundations and footings and, in any event, in at least such an amount as will prevent Tenant from becoming a co-insurer under the terms of such insurance policy, with a deductible not greater than Ten Thousand Dollars ($10,000). Any and all proceed of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured (subject, however, to the provisions of Article IX hereof);

                  (b) a comprehensive policy of general liability insurance, protecting against any liability occasioned on or about any part of the Premises or appurtenances thereto, or arising from any of the acts set forth in Section
7.5 hereof against which Tenant is required to indemnify Landlord, with such policy to be in the minimum amount of Two Million dollars ($2,000,000.00) single limit coverage for the first Lease Year.

                  (c) workmen's compensation insurance having such limits, and under such terms and conditions, as are required by applicable law;

                  (d) during the period of any construction, reconstruction, or alteration of the Improvements, builder's risk insurance in an amount equal to the completed value of the improvements;

                  (e) products liability insurance for products, supplies and other goods used and/or sold on or from the Premises in the minimum amount of not less than One Million Dollars ($1,000,000.00) for personal injury and death and not less than Five Hundred Thousand Dollars ($500,00.00) for property damage; and

                  (f) contractual liability insurance insuring Tenant's obligations hereunder with a minimum limit of not less than One Million Dollars ($1,000,000.00).

         7.2 CONTRACTORS' INSURANCE. Tenant shall require all contractors employed by it to maintain public liability insurance and broad form property damage insurance, including completed operations and contractual coverage to include the indemnity set forth in section 7.5, the limits of coverage of which are to be not less than One Million Dollars ($1,000,000.00) for all perils. Completed operations coverage shall be continued from not less than twelve (12) months after the date of acceptance of and full payment for completion of the work. Broad form property damage insurance shall specifically include demolition and excavating. Tenant shall also require its contractors and subcontractors to carry workmen's compensation and employer's liability insurance affording protection under the Workman's Compensation Law of the State of Illinois and employers liability protection subject to a limit of not less than Five Hundred Thousand Dollars ($500,00.00) (or such higher amount as may be required by applicable law).

         7.3 INSURANCE POLICIES All insurance policies required to be procured and maintained by Tenant under this Lease shall: (i) be issued by financially responsible insurance companies authorized to do business in the State of Illinois with a Best's rating of "A" or better; (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iii) insure and name Landlord, Landlord's beneficiary, Landlord's management agent, and any mortgagee of the Premises, as additional insureds as their respective interests may appear; and (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord's agents and employees. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant (and/or it contractors) arising under or out of this Lease. With respect to each and every one of the insurance policies required to be procured and maintained under this Lease, Tenant shall deliver to Landlord a duplicate original or certified copy of each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant (and/or its contractors) shall provide (and any certificate evidencing the existence of each such insurance policy shall certify ) that, unless Landlord shall first have been given thirty
(30) days' prior written notice thereof: (i) such insurance policy shall not be canceled and shall continue in full force and effect; (ii) the insurance carrier shall not, for any reason whatsoever, to fail to renew such insurance policy, and (iii) no material changes may be made in such insurance policy (which shall also require Landlord's approval). The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant (and/or its contractors) shall fail promptly to furnish any insurance coverage hereunder required to be procured by Tenant (and/or its contractors) Landlord, at its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be payable by Tenant to Landlord within five (5) business days following notice to Tenant, be immediately due and payable by Tenant to Landlord as Additional Rent.

         7.4 MUTUAL COVENANTS. Landlord and Tenant each hereby releases the other, their beneficiaries, as applicable, and each of them and their beneficiaries' respective partners, officers, directors, employees, and agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty for which insurance containing a waiver of subrogation is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance. Both partied hereby agree that any casualty insurance policies carried by them shall contain such a waiver of subrogation. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that the provisions of this Section
7.4 are not intended and shall not be construed so as to either expand or limit the rights and obligations of Landlord and Tenant as set forth in Sections 7.5 and 7.6 below.

         7.5 TENANT'S INDEMNIFICATION. Tenant hereby indemnifies and agrees to defend and save harmless Landlord, Landlord's beneficiary, Landlord's management agent and each of their respective officers, directors, partners, employees and agents, and any "Mortgagee" (as hereinafter defined) from and against any and all claims, actions, damages, liabilities, costs and expenses, including attorneys' fees and disbursements, that (i) arise from or are in connection with the Premises (including, without limitation, those arising from the possession, use, occupancy, operation, management, construction, repair, maintenance or control of the Premises by Tenant and/or its agents, employees, contractors, licensees or invitees), or (ii) arise from or are in connection with any act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees, or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) result from injury to person or property or loss of life sustained in or about the Premises, but only to the extent such claims, actions, damages, liabilities, costs or expenses, or incurred on or after the Effective Date. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord or any mortgagee or the Premises with respect to the foregoing. Tenant shall pay, satisfy and discharge any and all judgments, orders, and decrees which may be received against Landlord or any such mortgagee or master lessor in connection with the foregoing. In the event Landlord or any other party so indemnified shall, without fault, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold them harmless and shall pay all costs, expenses, and attorneys' fees incurred by such party(ies) in connection with such litigation. Tenant's obligations under this
Section 7.5 shall survive the termination of this Lease. If Landlord or any such party shall, in its sole discretion, intervene in such litigation, then Landlord or other such party will be fully responsible for its own costs, expenses, and attorneys' fees incurred by such party in connection with such litigation.

         7.6 LIABILITY OF LANDLORD TO TENANT. Except with respect to any damages resulting from the negligence of Landlord, its agents or employees, Landlord shall not be liable to Tenant, its agents, employees or customers, for any damage, loss, compensation, accident, or claims whatsoever resulting from: the necessity of repairing any portion of the Premises; any interruption in the use of the Premises; the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) or any portion of the Premises (or any fixtures of equipment thereon); the termination of this Lease by reason of the destruction of the Premises; any fire, robbery, theft, or any other casualty; any leakage in any part or portion of the Premises; any water, wind, rain or snow that may leak into, or flow from part of the Premises; any acts or omissions of any occupant of any space adjacent to or adjoining all or any part of the Premises; any explosion, casualty, utility failure or malfunction, or falling plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, appliances and plumbing works; and any other cause whatsoever.


                                  ARTICLE VIII

                             DESTRUCTION OF PREMISES

         8.1 CONTINUANCE OF LEASE. In the event of any damage to the Premises by fire or other casualty, this Lease shall not be terminated or otherwise affected; except that, if more than thirty-three percent (33%) of the gross floor area of the Building shall be damaged by any such fire or other casualty during the last year of the Term, then Landlord shall have the option to terminate this Lease within thirty (30) days following the occurrence of such fire or other casualty by giving written notice to Tenant during such period. In the event that Landlord exercises such option to terminate, the entire proceeds of the insurance in connection with such casualty shall be paid by the insurance company or companies directly to Landlord, and this Lease shall thereupon terminate, and Landlord and Tenant shall be relieved from any and all further liability or obligation accruing under this Lease from and after the date of such termination (except as otherwise provided herein).

         8.2 RECONSTRUCTION. If all or any portion of the Premises are damaged by fire or other casualty and this Lease is not terminated in accordance with
Section 8.1 herein above, then all fire and extended coverage insurance proceeds, however, recovered, shall be held in escrow by Landlord as escrowee ("Escrowee") and made available for payment of the cost of repairing, replacing, and rebuilding the Premises, and the damage to the Premises shall be promptly repaired by Tenant. Tenant shall commence performance of such work within a reasonable time following the date on which such fire or casualty has occurred, and shall cause the same to be completed as soon thereafter as reasonably possible under the attendant circumstances. In connection with any reconstruction by Tenant, an architect duly registered in the State of Illinois shall be selected by Tenant, subject to the approval of Landlord reasonably exercised, and shall direct the disbursement of such insurance proceeds from escrow. Such insurance proceeds shall be payable only upon receipt by the Escrowee of certificates of said architect stating that the payments specified therein are properly payable for the purpose of reimbursing Tenant in connection with such work. At the election of Landlord or Landlord's Mortgagee, direct payments may be made to material suppliers and laborers upon written certification by said architect that such payments are due and payable. Any such insurance proceeds in excess of Tenant's actual expenditures in restoring the damage or destruction shall belong to Landlord. In making repairs, restoration or reconstruction, Tenant, at its sole cost and expense, shall comply with all laws, ordinances and governmental rules or regulations, and shall perform all work or cause all such work to be performed with due diligence and in a first-class manner, and in accordance with all of the terms and provisions of this Lease. Tenant shall reconstruct the Premises in accordance with working drawings approved by Landlord in its reasonably exercised discretion. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by Tenant at Tenant's sole cost and expense. Tenant, at its sole cost and expense, shall repair or replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to the damage or destruction thereof. Any amount expended by Tenant in excess of such insurance proceeds deposited in escrow and made available to Tenant shall be the sole obligation of Tenant. In the event Tenant fails to commence and diligently pursue the completion of such work in the manner herein provided, Landlord may (but shall not be obligated to) undertake such work and be entitled to all insurance proceeds deposited in escrow, and any amount expended by Landlord in performing such work in excess of the proceeds of insurance received by Landlord shall be repayable by Tenant to Landlord within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such excess. Tenant's failure to reimburse Landlord for the amount of such excess shall be deemed a failure to pay rent entitling Landlord to the remedies set forth hereinabove and under applicable law. In no event shall Landlord be required to repair or replace the Premises or Tenant's merchandise, trade fixtures, furnishings or equipment. Except as may be specifically set forth in this Article VIII, Landlord shall not be liable or obligated to Tenant to any extent whatsoever by reason of any fire or other casualty damage to the Premises, or any damages suffered by Tenant by reason thereof, or any work performed by Landlord, or the deprivation of Tenant's possession of all or any part of the Premises.


                                   ARTICLE IX

                                  CONDEMNATION

         9.1 SUBSTANTIAL CONDEMNATION. If the Premises (or any portion thereof which, if taken, would result in a material deprivation of Tenant's ability to operate its business on the Premises) is taken by the exercise of the power of eminent domain or is conveyed to or at the direction of any governmental entity under a threat of such taking, then either party may elect to terminate this Lease by giving notice to the other party not more than sixty (60) days after the date on which the condemning authority takes possession of the portion of the Premises so taken. Prior to such termination, Tenant shall, at the request of Landlord, remove all improvements constructed or installed by or on behalf of Tenant that Landlord desires removed in accordance with Section 16.1, and otherwise return the Premises to the same condition as it was in immediately prior to the Effective Date, with all of the foregoing work being done to Landlord's satisfaction. Upon such termination, all rent and other charges required to be paid by Tenant hereunder shall be apportioned and paid to the date of the termination of this Lease as provided in this Subsection 9.1. In the event of such substantial condemnation, then the entire award shall be the property of Landlord.

         9.2 NON-SUBSTANTIAL CONDEMNATION. In the event of a condemnation which does not result in the termination of this Lease as provided under Section 9.1 above, this Lease shall continue in full force and effect. Upon such condemnation, Tenant shall immediately commence restoring the Premises, with reasonable diligence and at its sole cost and expense, as nearly as possible to its value, condition and character immediately before such condemnation, all in accordance with the plans and specifications therefor which shall have been approved in writing by Landlord. Any condemnation award which may be available pursuant to such a taking shall be made available to Tenant in order for it to complete such restoration of the Premises. In the event that the condemnation award is not sufficient to cover the cost of such restoration, then Tenant shall be responsible for paying the difference therefor. If, however, the condemnation award exceeds the cost of restoring the Premises, then the excess balance shall be the property of Landlord, provided that Tenant shall have the right to retain an amount as reasonably determined by Landlord to compensate Tenant for any business interruption resulting from such taking, and Tenant's supervisory costs in connection with completing such restoration.


                                    ARTICLE X

                            ASSIGNMENT AND SUBLETTING

         10.1 PROHIBITED ACTS. Notwithstanding any references to assignees, subtenants, concessionaires, or other similar entities in this Lease, Tenant shall not, without Landlord's prior written consent, (a) assign or otherwise transfer or mortgage or otherwise encumber this Lease or any of its rights hereunder, (b) sublet the Premises of any part hereof or permit the use of the Premises of any part thereof by any person other than Tenant or its agents, or
(c) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Any such voluntary attempted or purported transfer, assignment, mortgaging, or encumbering of this Lease of any of Tenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant, and shall, at Landlord's option, result in a termination of this Lease without relieving Tenant of any of its obligations hereunder for the balance of the stated term. Landlord hereby acknowledges and agrees that it will not unreasonably withhold its consent to any assignment of this Lease or any sublease, provided (i) the assignee or subtenant is experienced in the operation of Tenant's type of business, (ii) in the case of an assignment, Tenant shall furnish to Landlord an assumption agreement, satisfactory in all respects to Landlord, executed by the assignee, in which the assignee agrees to comply with and perform all of the terms and conditions of this Lease and to assume all of the obligations and responsibilities of Tenant hereunder, or in the case of a subletting, Tenant shall furnish to Landlord a copy of the sublease agreement, executed by the subtenant in which the subtenant acknowledges the terms and provisions of this Lease, and agrees to abide by and comply with the same, (iii) the assignee or subtenant uses and operates the Premises in accordance with the provisions of this Lease, (iv) at the time of any such assignment or subletting, Tenant is not in default under this Lease, and (v) notwithstanding any such assignment or subletting, Tenant shall be and remain jointly and severally liable, for the payment of rental and all other amounts reserved in this Lease, and for the performance of all of the provisions, covenants and conditions set forth in this Lease on Tenant's part to be kept and performed. Notwithstanding any such assignment or subletting and Landlord's consent thereto, all of the terms and conditions of this Lease shall continue unmodified, shall remain in full force and effect, and (in the case of an assignment) shall be applicable to the assignee to the same extent as if the assignee were the original tenant hereunder, and no further subletting or assignment or transfer of this Lease or any estate or interest therein, or other act prohibited by this Article X, shall be permitted.

         10.2 CORPORATIONS AND PARTNERSHIPS. If Tenant is a corporation other than a publicly-traded corporation, then the sale, issuance, or transfer of any voting capital stock of Tenant or of any corporate entity which directly or indirectly controls Tenant which shall result in a change in the voting control of Tenant or the corporate entity which controls Tenant shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article X. If Tenant is a partnership, limited liability company, or an unincorporated association, then the sale, issuance, or transfer of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership, limited liability company, or unincorporated association or corporation which directly or indirectly controls Tenant, shall be deemed to be a prohibited assignment of this Lease within the meaning of this
Article X.

         10.3 CONSENT NOT A WAIVER. The consent by Landlord to any assignment, transfer, or subletting to any party shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease (except as to the specific assignment, transfer or subletting to which Landlord's consent is given) nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant, or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease.

         10.4 ADDITIONAL RENT. In the event of an assignment, transfer, or sublease, by Tenant, Tenant shall pay to Landlord one-half (1/2) of any monthly rent or other payment accruing to Tenant as the result of any such assignment, transfer, or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer or sublease, which is in excess of the rent then payable by Tenant under the Lease. Any such rent or other payment shall be paid by Tenant to Landlord monthly as Additional Rent. Landlord may require a certificate from Tenant specifying the full amount of any such payment of whatever nature.

         10.5 INDEMNIFICATION. Any costs, and expenses, including reasonable attorneys' fees and disbursements (which shall include the cost of any time expended by Landlord's attorneys) incurred by Landlord in connection with any proposed or purported assignment, transfer, or sublease shall be borne by Tenant and shall be payable to Landlord, on demand, as Additional Rent.


                                   ARTICLE XI

               SUBORDINATION, FINANCING AND ASSIGNMENT BY LANDLORD

         11.1 SUBORDINATION. This Lease and Tenant's tenancy hereunder shall be subject and subordinate at all times to the lien of any "Mortgage" (as hereinafter defined) now of hereafter placed upon the Premises; provided, however, that if a "Mortgagee" (as hereinafter defined) so desires, this Lease may be deemed to be prior to the lien of its Mortgage, whether this Lease is entered into prior or subsequent to the date of such Mortgage. Tenant agrees to execute and deliver such instruments as may be desired by Landlord or by any Mortgagee in order to carry out the intent of this Section 11.1. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver any such instrument on behalf of Tenant. The term "Mortgage" shall be deemed to mean and include any mortgage, deed of trust or other similar instrument securing an interest in the Demised Premises, and any modification, consolidation, extension, renewal, replacement, or substitute therefor, and any and all advances thereunder; and the term "Mortgagee" shall mean the holder of any such Mortgage. Upon the written request of Tenant, Landlord agrees to use reasonable efforts to cause any Mortgagee to enter into an agreement with Tenant providing that the Mortgagee shall, in the event of foreclosure of the Mortgage, recognize the interest of Tenant of this Lease so long as Tenant is not then in Default hereunder; provided, however, that the failure of Landlord to obtain such an agreement from any such Mortgagee shall not limit any obligations of the tenant under this Lease.

         11.2 ASSIGNMENT BY LANDLORD. It is expressly understood and agreed that this Lease and all rights of Landlord hereunder shall be fully and freely assignable by Landlord, without the consent of Tenant. In the event of any transfer or transfers of Landlord's interest in the Premises, including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord.

         11.3 ATTORNMENT. In the event that Landlord sells, conveys, or otherwise transfers its interest in the Premises, whether voluntarily, involuntarily, by foreclosure (or by deed in lieu of foreclosure) or by operation of law or otherwise, then this Lease shall remain in full force and effect and shall not be terminated except in accordance with the provisions of this Lease. Tenant hereby agrees that it will attorn to and recognize any successor to Landlord's interest in the Premises as the new Landlord under this Lease, and Tenant hereby covenants and agrees that it will execute any instruments required by such successor evidencing the same.

         11.4 ESTOPPEL CERTIFICATE. Either party shall, without charge therefor, at any time in connection with a proposed sale or mortgage of the Premises, with ten (10) days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written-estoppel certificate, in reasonable form, certifying to Landlord, Mortgagee, or any purchaser of the Premises or any other person designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rent reserved hereunder; (ii) that this Lease is unmodified and in full force and effect (of it there has been modification, that the same is in full force and effect as modified and setting forth such modifications); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail);
(iv) the dates, if any, to which any rent has been paid in advance; (v) that Tenant has no knowledge of any uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (vi) that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (vii) any other matters that Landlord or the requesting party may require to be confirmed. Any such failure of Landlord or Tenant to execute and deliver such certificate shall, at Landlord's option, constitute a default by Tenant hereunder.


                                   ARTICLE XII

                              DEFAULT AND REMEDIES

         12.1 ELEMENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

                  (a) if Tenant refuses to take possession of the Premises or to perform an of its obligations under the Work Letter Agreement, within the time periods and in the manner set forth therein;

                  (b) if Tenant vacates the Premises and permits the same to remain unoccupied and unattended for a period in excess of thirty (30) days or substantially ceases to carry on its normal activities on the Premises or fails to operate its business in compliance with Article III hereof;

                  (c) if Tenant fails to pay any rent or other charges required to be paid by Tenant when the same shall become due and payable hereunder, and such failure continues for ten (10) days after such due date;

                  (d) if Tenant fails to perform or observe any term or condition of this Lease (other than as set forth in sub-paragraphs (a), (b), and (c) above), and such failure continues for thirty (30) days after written notice is sent by Landlord to Tenant informing Tenant of such failure, provided that if the failure is such that it requires more than ten (10) days to correct and is not otherwise deemed an "emergency" by Landlord, Tenant shall not be deemed to be in default hereunder if Tenant (i) commences curing the failure promptly upon receipt of written notice by Landlord informing Tenant of such failure, and (ii) diligently prosecutes the cure to completion within thirty (30) days following the expiration of the original thirty (30) day period set forth in this sub-paragraph (d);

                  (e) if Tenant shall be given three (3) notices of default within either one (1) calendar year or one (1) Lease Year pursuant to sub-paragraph (c) above, or three (3) notices of default at any time during the term of this Lease pursuant to sub-paragraph (d) above, notwithstanding any subsequent cure of the default as identified in such notices; or

                  (f) if any execution, levy, attachment or other legal process of law shall occur upon Tenant's goods, fixtures, or interest in the Premises, or it Tenant shall make any assignment for the benefit of creditors.

         12.2 LANDLORD'S REMEDIES. In the event that Tenant is in default under this Lease, then Landlord may pursue any or all of the following remedies:

                  (a) Landlord, in addition to other rights or remedies it may have, shall have the right to declare the Lease terminated and the term ended (in which event, this Lease and the Term hereof shall expire, cease and terminate with the same force and effect as though the date set forth in the notice of termination were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the Premises but shall remain liable for all obligations arising during the balance of the Original Term or the applicable Renewal Term, as the case may be, as if this Lease had remained in full force and effect), or without terminating this Lease, terminate Tenant's right to possession of the Premises and Landlord shall have the right to bring a special proceeding to recover possession from Tenant holding over and/or Landlord may, in any such event, without notice, re-enter the Premises either by force or otherwise, and dispossess, by summary proceedings or otherwise, Tenant and the legal representatives of Tenant or other occupant(s) of the Premises and remove their effects and hold the Premises as if this Lease had not been made.

                  (b) Upon termination of this Lease or Tenant's right to possession of the Premises pursuant to sub-paragraph (a) above, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the State of Illinois or by such proceedings, including re-entry and possession, as may be applicable.

                  (c) Should this Lease or Tenant's right to possessions of the Premises be terminated by reason of Tenant's default as hereinabove provided, Landlord shall in good faith use reasonable efforts to relet the Premises or any portion thereof for such rent and upon such terms as Landlord may determine in its sole discretion, and, if the full rental reserved under this Lease (including all items identified as "Base Rent" and "Additional Rent"), and any of the costs, expenses or damages provided below, shall not be realized by Landlord,

Tenant shall be liable for all damages sustained by Landlord including, without limitation, deficiency in rent, attorneys' fees and disbursements, brokerage fees, and expenses of placing the Premises in first-class rentable condition. Landlord, in putting the Premises in good order or preparing the same for reletting, may make such alterations, repairs, or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting. In no event shall Tenant be entitled to receive the excess (or any credit with respect to the excess), if any, of such rent collected over the sums payable by Tenant to Landlord hereunder, provided that Landlord shall be liable for failure to relet the Premises if such an opportunity in good faith exists and Landlord willfully refuses to take advantage of such opportunity.

                  (d) Any damage or loss of rent sustained by Landlord pursuant to a default by Tenant may be recovered by Landlord, at its option, either: (i) at the time of the reletting, (ii) in a single action or separate actions, from time to time, as said loss of rents or damages shall accrue, (iii) in a single action upon Tenant's default, in which event Landlord shall be entitled to recover from Tenant, as and for liquidated damages, all amounts that Tenant would continue to remain liable for pursuant to sub-paragraph (c) above (in which event, Additional Rent representing Taxes, insurance, and maintenance for the remainder of the Term shall be calculated on the basis of the total Additional Rent for such items payable during the most recent Lease Year, without prejudicing Landlord's right to collect any deficiency for the remainder of the term), or (iv) in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the original date or expiration of said Term).

                  (e) In addition to the foregoing rights of Landlord, in the event that Tenant shall be in default hereunder, Landlord shall have the option, but not the obligation, to cure the act or failure constituting such default for the account of and at the expense of Tenant. Except in the event of an emergency as reasonably determined by Landlord, Landlord shall provide Tenant with thirty
(30) days written notice prior to curing any default, provided, however, that no such notice shall be required for emergency repairs. In the event that Landlord has already terminated this Lease pursuant to the Article XII, Landlord's cure or attempt to cure of any act or failure constituting a default by Tenant (which act or failure occasioned the termination of this Lease) shall not result in a waiver of such termination by Landlord. Tenant hereby agrees to pay Landlord interest, at a rate equal to the greater of four percent (4%) in excess of the "Prime Rate" announced from time to time by The First National Bank of Chicago at its principal office in Chicago, Illinois, or twelve percent (12%) per annum, but not in excess of the maximum legal rate, for all sums paid by Landlord pursuant to the terms of this Article XIII. Tenant hereby also agrees to pay Landlord interest, at such rate for all sums due and owing Landlord under this Lease which are not received by Landlord within thirty (30) days following the date upon which sums were due. In addition, with respect to any monthly installment of Base Rent which is not received by Landlord within five (5) days following the date upon which such installment of Base Rent was due, Tenant shall pay to Landlord a late charge in the amount of One Thousand Dollars ($1,000.00).

         12.3 ADDITIONAL REMEDIES; WAIVERS. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or an anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereafter provided by law, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a default by Tenant or termination of this Lease, and no waiver of a default by Tenant or termination of this Lease shall be effective unless it is in writing, signed by Landlord.

                                  ARTICLE XIII

                            BANKRUPTCY AND INSOLVENCY

         13.1 TENANT'S INTEREST NOT TRANSFERABLE. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Sections 101, et. seq.), as the same may be amended from time to time.

         13.2 RIGHTS AND OBLIGATIONS.

                  (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Premises, an amount equal to all Minimum Rent, Additional Rent and other charges and payment otherwise due or payable pursuant to this Lease.

                  (b) Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree that they will take all steps necessary to cause the Court of Bankruptcy to enter an order, within sixty (60) days of the date of commencement of the bankruptcy proceeding, declaring this Lease to be either assumed or rejected. Tenant, as debtor and as debtor-in-possession, and any such trustee hereby agree to consent to any and all actions of Landlord taken with regard to the procurement of such an order. In the event that such an order shall not be entered within the time period set forth above, then Tenant, as debtor and as debtor-in-possession, and any such trustee hereby specifically agree to consent to the entry by such Court of an order rejecting this Lease.

                  (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment of this Lease are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three (3) months' Base Rent and Additional Rent, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under the Lease of Tenant or it assignee; (iii) the use of the Premises as set forth in Articled III of this Lease and (iv) the prior written consent is obtained from any mortgagee to which this Lease may have been assigned as collateral security.


                                   ARTICLE XIV

                                 RIGHT OF ACCESS

         14.1 ACCESS BY LANDLORD. Tenant hereby agrees to allow Landlord (or any agent of Landlord) to enter upon the Premises at all reasonable times, and upon prior written notice to Tenant (except in the event of an emergency, in which event no notice shall be required), for such purposes as Landlord may determine, including, without limitation, showing the Premises to prospective purchasers, lenders or lessees. In addition, Landlord shall have the right to display "For Sale" or "For Rent" or similar signs on or about the Premises, as reasonably determined by Landlord.

                                   ARTICLE XV

                                 PROPERTY RIGHTS

         15.1 LANDLORD'S PROPERTY. Tenant hereby agrees that all improvements upon the Premises, together with all fixtures and other appurtenances in or on the Premises, shall immediately upon the expiration or sooner termination of this Lease, or upon any default by Tenant hereunder (which continued beyond any cure or grace period that may be provided herein), at the option of Landlord, become affixed to the realty, and shall thereafter be and remain the sole property of Landlord (reversion to Tenant if the affixation occurs as a result of a default by Tenant and Tenant cures the default as provided hereunder). No such improvements, fixtures, or other property shall be removed from the Premises by Tenant at any time, whether before or after the expiration or sooner termination of this Lease, without the express written approval of Landlord, except as otherwise specified herein. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby agrees that (i) it will not, under any circumstances, use its ownership interest in any real or personal property located upon the Premises, (ii) Tenant's interest in the improvements and all fixtures and other appurtenances which it installs in or on the Premises is subject in all respect to the terms and provisions of this Lease, and (iii) Tenant cannot and will not transfer or assign its interest in the improvements or in the fixtures and other appurtenances which it installs in or on the Premises separately from its interest as Tenant under this Lease.

         15.1 TENANT'S PROPERTY. As long as Tenant is not in default hereunder, then Tenant shall maintain ownership of all personal property and trade fixtures installed or located by Tenant on the Premises, and Tenant shall have the right to remove the same from the Premises, provided that it repairs all damage to the Premises which may be caused by the removal thereof. Any property of Tenant remaining on the Premises following the expiration or sooner termination of this Lease shall become the property of Landlord, and may be retained or disposed of by Landlord as Landlord shall desire.


                                   ARTICLE XVI

                                   END OF TERM

         16.1 RETURN OF THE PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in as good or better condition as on the Effective Date, ordinary wear and tear, damage by fire or other casualty and Acts of God excepted (subject to the provisions of Article VIII hereof), and Tenant shall further surrender to landlord all keys to or for the Premises, and shall inform Landlord of all combination locks, safes and vaults, if any, left by Tenant in the Premises. Tenant shall, it its sole cost and expense, remove all of Tenant's property (as defined in Section 15.2) and all alterations to the Premises not wanted by Landlord (as specified in a written notice from Landlord to Tenant which shall be given at the time Landlord approves any such alteration), and shall repair any and all damage to the Premises caused by such removal and restore the Premises to the condition required hereby. Tenant's obligation to observe and perform all of the covenants contained in this Section 16.1 shall survive the termination of this Lease.

         16.2 HOLDING OVER. If Tenant shall hold possession of the Premises after the termination of this Lease, then, at landlord's option: (a) Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, at double the Base Rent and other charges in effect during the last Lease Year immediately preceding such holdover period, subject to all of the other conditions, provisions, and obligations of this Lease (insofar as the same may be applicable or adjusted to a month-to-month tenancy); or (b) Landlord may exercise any other remedies that it has under this Lease or at law or in equity, including treating Tenant as a trespasser (in which event Landlord shall be entitled to the benefit to all laws relating to the speedy recovery of the possession of the Premises), and the bringing of an action for wrongfully holding over. In addition thereto, Tenant shall also pay, indemnify, and defend Landlord from and against all claims and damages, consequential as well as direct, sustain; by reason of Tenant's holding over.

                                  ARTICLE XVII

                           COVENANT OF QUIET ENJOYMENT

         Upon payment by Tenant of the rents and all other charges provided for under this Lease, and upon the observance and performance of all covenants, terms and conditions on Tenant's part to be observed and performed pursuant to this Lease, Tenant shall, at all times during the term hereof, subject to the terms, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Premises, without any interruption or disturbance from Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject to the terms and conditions of this Lease, of any Mortgage to which this Lease is Subordinate, and of those Documents and instruments to which this Lease is subject.


                                  ARTICLE XVIII

                                SECURITY DEPOSIT

          Tenant hereby deposits with Landlord the sum of one month's Base Rent (the "Security Deposit"), as security for the performance of Tenant's obligations under this Lease. The Security Deposit may be applied, in whole, or in part, by Landlord to cure any default or defaults of Tenant under this Lease or to pay amounts payable by Tenant hereunder, without limiting, impairing, or being in lieu of any other remedy or remedies which Landlord may have on account of such default. Upon any such application, Tenant shall immediately, upon demand by Landlord, pay to Landlord the amount so applied in order that Landlord shall have the full amount of the Security Deposit on hand at all times during the term, including any Renewal Terms if applicable, of this Lease. The Security Deposit shall in no event be deemed an advance payment of rental or a limitation upon the damages recoverable by Landlord on account of any default by Tenant hereunder. Provided that Tenant shall not be in default in the performance of any of its obligations under this Lease, any balance of the Security Deposit remaining unapplied at the termination or expiration of this Lease shall be repaid to Tenant not later than thirty (30) days after such termination or expiration and Tenant's vacation of the Premises as provided hereunder. If the Premises is conveyed by Landlord., Landlord shall be released from all liability for repayment of the Security Deposit, and Tenant shall look to Landlord's successor in interest for repayment thereof. The preceding sentence shall apply to each subsequent conveyance of the Premises. The Security Deposit shall not be assigned or encumbered by Tenant, and any such purported assignment or encumbrance shall be void. Landlord shall hold the Security Deposit in an interest bearing account and so long as no default by Tenant has occurred under this Lease during any Lease Year, whether or not subsequently cured by Tenant, Landlord shall pay to Tenant the amount of interest so earned on the Security Deposit within thirty (30) days following the conclusion of each Lease Year.


                                   ARTICLE XIX

                                  MISCELLANEOUS

         19.1 ENTIRE AGREEMENT. This Lease and the Work Letter Agreement contains the entire agreement between the parties hereto with respect to the Premises, and there are no promises, agreements, conditions, undertakings or warranties or representations, oral or written, express or implies, between them or other than as herein set forth.

         19.2 SEVERABILITY. If any provision of this lease or the application thereof to any extent shall be invalid or unenforceable, the remainder of this lease, or the application of such provision to the parties or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         19.3 NOTICES. Each notice, demand, request, consent, approval, disapproval, waiver or other communication (each of the foregoing are herein referred to as a "notice") that is to be given or made or communicated pursuant to this Lease shall be in writing and shall be deemed to have been received, and shall be effective, when (i) delivered in person, or (ii) sent by facsimile transmission with receipt acknowledged, or (iii) three (3) days after having been mailed by certified or registered United States Mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by overnight courier, receipt requested, and addressed:

         (a)      IF TO LANDLORD:  PASCHEN CONTRACTORS INC.
                                            2739 North Elston Avenue
                                            Chicago, Illinois 60647
                                            Attention:  Robert L. O'Neil II

                  WITH A COPY TO:  KUBASIAK, CREMIEUX, FYLSTRA,
                                            REIZEN & ROTUNNO, P.C.
                                            30 North LaSalle Street
                                            Suite 2700
                                            Chicago, Illinois 60602-2505
                                            Attention:  Richard J. Cremieux

                  AND A COPY TO:            MURDOCH, COLL & LILLIBRIDGE
                                            343 South Dearborn Street
                                            Suite 200
                                            Chicago, Illinois 60604
                                            Attention:  Gary Gries

          (b)     IF TO TENANT:             CALIFORNIA MICROWAVE, INC.
                                            855 Mission Court
                                            Fremont, CA  94539
                                            Attention:  Ray Christie

Each party shall have the right at any time and from time to time to designate a different address, or additional or other party or parties, at such additional or other addresses for the delivery of notices, by giving notice similarly given, such different addresses and/or parties being effective from and after the date of receipt of such notice by the other party.

         19.5 VENUE. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the Federal or State courts located in the State of Illinois. Landlord and Tenant consent to the jurisdiction of such courts.

         19.5 ATTORNEY'S FEES. In connection with any dispute or litigation between the parties arising under this Lease, the non-prevailing party shall pay the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in successfully enforcing the non-prevailing party's obligations, or successfully defending the prevailing party's rights under this Lease against the non-prevailing party. Each party hereto shall pay the costs and expenses, including reasonable attorneys' fees incurred by the other party, as a result of any litigation in which said first
(1st) party causes said second (2nd) party, without said second (2nd) party's fault, to become involved as a result of this Lease.

         19.6 BROKERAGE FEE. Tenant warrants and certifies to Landlord that Tenant has not dealt with any broker or finder in connection with this transaction except Mesirow Realty Brokerage, Inc., and Frain Camins & Swartchild, and Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any claim for broker's or finder's fees or commissions made by any other person or entity.

         19.7 GOVERNING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Lease and the rights and the liabilities of the parties hereto shall be determined in accordance with the laws of the State of Illinois.

         19.8 MODIFICATIONS. No change or modification of this Lease or of any of the provisions hereof shall be valid or effective unless the same is in writing and signed by the parties hereto. No alleged or contended waiver of any of the provisions of this Lease shall be valid or effective unless in a writing signed by the party against whom it is sought to be enforced.

         19.9 CAPTIONS AND SECTION NUMBERS. Any article headings (or captions) throughout this Lease are for convenience or reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease, nor in any way affect this Lease.

         19.10 SATISFACTION OF REQUIREMENTS. Wherever a requirement is imposed on any party hereto, it shall be deemed that such party shall be required to perform such requirement at its own sole cost and expense unless it is specifically otherwise provided herein.

         19.11 EXTENSION OF OBLIGATIONS. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's concessionaires, sublessees and invitees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restriction or requirement.

         19.12 PRONOUNS. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

         19.13 COUNTERPARTS. This Lease may be executed in several counterparts and the counterparts shall constitute but one and the same instrument.

         19.14 WAIVER. No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Tenant and no failure by Landlord to exercise any right or remedy consequent upon a breach of any such term, covenant, agreement, provision, condition or limitation of this Lease, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation.

         19.15 SPECIFIC PERFORMANCE OF RIGHTS. Landlord and Tenant shall each have the right to obtain specific performance of any and all of the covenants of obligations of the other under this Lease, and nothing contained herein shall be construed as or shall have the effect of abridging such right

         19.16 DISCLAIMER. The terms of this Lease shall not be interpreted to mean that Landlord and Tenant are partners or joint venturers, and the parties hereto hereby disclaim the existence of any such relationship.

         19.17 BINDING EFFECT. This Agreement and all of the terms and provisions herein contained shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, representatives, successors, and permitted assigns.

         19.18 WAIVER OF REDEMPTION RIGHT. Tenant hereby expressly waives for itself and all persons claiming by or through it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause.

         19.19 RECORDING. Neither this Lease nor any memorandum hereof shall be recorded without the express written consent of Landlord. Landlord will not unreasonably withhold its consent to the recording of a memorandum of this Lease at any time following the date on which Tenant makes its first payment of Base Rent hereunder, provided that the memorandum is in form and substance satisfactory to Landlord (in its sole reasonable discretion).

         19.20 LAND TRUST EXCULPATION. This Lease is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but solely as Trustee under Trust Agreement dated March 6, 1991, and known as Trust Number 113515-19, and it is expressly understood and agreed by the parties hereto, anything contained herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representations, and agreements made by said trustee are made and intended, not as personal covenants, undertakings, representations, and agreements of said trustee, individually, or for the purpose of binding said trustee, personally, but solely in the exercise of the powers conferred upon it as such trustee under said trust agreement, and no personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforced against such trustee, the beneficiary of such trust, or their agents, on account hereof, or on the account of any covenant, undertaking, representation, warranty, or agreement herein contained, either expressed or implied, all such personal liability, if any, being hereby expressly waived and released by Tenant and by all persons claiming by or through or under Tenant.
                                   SECTION XX

                               TERMINATION OPTION

         Tenant shall have to option (the "Termination Option") to terminate this Lease effective as of April 30,, 2001 (the "Termination Date"), subject to the following terms and conditions. Tenant shall give Landlord written notice of Tenant's election to exercise the Termination Option not later than August 1, 2000, which notice shall be given as provided in Article XIX hereinabove. Such election shall be effective, provided Tenant is not in default under this Lease both on the date that Tenant exercises the Termination Option and at any time thereafter, and Tenant pays to Landlord no later than April 30, 2001, by cashier's or certified check, a termination fee in the amount of FOUR HUNDRED FORTY THOUSAND AND NO/100THS DOLLARS ($440,000.00) (the "Termination Fee"). In the event that either Tenant is in default under this Lease on the date the Tenant exercises the Termination Option or at any time thereafter, or Landlord is not in receipt of the Termination Fee no later than April 30, 2001, at Landlord's option, Tenant's exercise of the Termination Option shall be deemed null and void and of no force and effect and this Lease shall remain in full force and effect for the balance of the Term, or Landlord may pursue its remedies otherwise provided in Article XII pursuant to a default by Tenant. If Tenant exercises the Termination Option, (a) all Base Rent and Additional Rent owing under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Termination Fee as above provided); (b) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly or impliedly, survive the expiration or termination of the Term; (c) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required hereinabove for surrender of Premises; and (d) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the Terms provided for herein, which agreement shall be executed within thirty (30) days following Landlord's receipt of the Termination Fee. The Termination Option shall automatically terminate and become null and void upon the earlier to occur of:
(a) any default or event of default by Tenant under this Lease; (b) the assignment of this Lease by Tenant, in whole or in part; (c) the sublease by Tenant of the Premises or any portion thereof; or (d) the failure of Tenant to timely or properly exercise the Termination Option.


         IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the day and year first above written.

                                            LANDLORD:

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO,
                                            as trustee as aforesaid

                                            By: /s/
                                                -------------------------------
                                                -


                                                Its:
                                                     ---------------------------


ATTEST:

By: /s/
    ------------------------------------

     Its:
          ------------------------------

                                            TENANT:

                                            CALIFORNIA MICROWAVE, INC.


                                            By: /s/
                                                -------------------------------
                                                -


                                                Its:
                                                     ---------------------------

                                    EXHIBIT A


LOT 9 IN HIGHGROVE CENTER OF DUPAGE - WEST CAMPUS RESUBDIVISION NUMBER 1, BEING A RESUBDIVISION OF ALL OF LOTS 3 AND 4 IN HIGHGROVE CENTER OF DUPAGE WEST CAMPUS UNIT 1, IN THE SOUTHEAST QUARTER OF SECTION 21, TOWNSHIP 40 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN THE VILLAGE OF GLENDALE HEIGHTS, DUPAGE COUNTY, ILLINOIS.

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

                                                                  March 29, 1996

TO:      California Microwave, Inc.
         855 Mission Court
         Fremont, CA  94539

         RE:      175 WEST WALL STREET, GLENDALE HEIGHTS, ILLINOIS


Simultaneously with the execution of this Work Letter Agreement, you ("Tenant") and American National Bank and Trust Company of Chicago, not personally but as Trustee under Trust Agreement dated March 6, 1991, and known as Trust No. 113515-09 ("Landlord"), have entered into a written lease (the "Lease") pertaining to the premises referenced hereinabove (the "Premises").

This Work Letter Agreement shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. In consideration of the covenants contained in this Work Letter Agreement and in the Lease, Landlord and Tenant hereby agree as follows:

1. APPROVAL OF DRAWINGS. Tenant's architect (the "Architect"), at Tenant's sole cost and expense (subject to the "Site Plan Allowance" hereinafter provided), shall prepare preliminary plans and specifications (the "Preliminary Plans and Specifications") for such improvements as Tenant desires to be made to the Premises prior to its occupancy thereof (the "Work"). The Preliminary Plans and Specifications shall be subject to Landlord's approval. Landlord shall review the Preliminary Plans and Specifications dated 1/16/96, Drawing Nos. A1.0, A2.0, A4.0, A5.0 and EQ1.0, are hereby approved by Landlord. Based upon the Preliminary Plans and Specifications, Landlord shall submit proposed final plans and specifications for the Work. Landlord shall review the proposed final Plans and Specifications and shall notify Tenant of any necessary revisions. If revisions are required, Tenant shall revise and resubmit the proposed Plans and Specifications to Landlord. Such revision and resubmittal procedure shall be followed until Landlord has finally approved the Plans and Specifications (the "Final Plans and Specifications"). Landlord's approval of the Preliminary and Final Plans and Specifications shall not constitute any warranty by Landlord of the adequacy of the design for Tenant's intended use of the Premises, nor shall Landlord's approval of the Preliminary or Final Plans and Specifications create any liability or responsibility on the part of the Landlord for Compliance with applicable statutes, ordinances, regulations, laws, codes, and industry standards, including, without limitation, any and all statutes, ordinances, regulations, laws, codes, and industry standards relating to compliance with the American Disability Act.

2. CONTRACTING THE WORK. Upon the Landlord's final approval of the Plans and Specifications resulting in the Final Plans and Specifications, the Architect shall prepare bid packages subject to Landlord's review and approval, and Tenant shall obtain bids from not less than three general contractors acceptable to Landlord for the performance of the Work. Each general contractor shall submit a sealed bid for Landlord's and Tenant's review. The bids shall provide each contractor's proposed cost to complete the Work in accordance with the Final Plans and Specifications, and such reasonable requirements of Landlord governing construction practices that Landlord may reasonably require ("Landlord's Requirements"). The sealed bids shall be opened and reviewed by both Landlord and Tenant and the selection by Tenant of the general contractor to perform the Work shall be subject to Landlord's approval. Tenant shall notify the general contractor selected to perform the Work (the "Contractor"), and Tenant shall enter into a contract with the Contractor for the performance of the Work, such contract subject to the reasonable approval of Landlord.

3. DELAYS. It is expressly understood and agreed by Tenant that any delay in completion of the work shall be the sole responsibility of Tenant, it being understood that the Commencement Date as provided under the Lease shall begin on May 1, 1996, notwithstanding any failure of the contractor to complete the Work prior to said date, except in the event of the failure of the existing tenant to vacate the Premises as provided in Paragraph 4 hereinbelow.

4. PERFORMANCE OF THE WORK. The entry upon and occupation of the Premises by Tenant and Tenant's Contractor shall be otherwise deemed to be under all of the terms, covenants, conditions, and provisions of the Lease, and Landlord shall not be liable for any injury, loss, or damage which may occur to any of the Work or installations made upon the Premises or property placed upon the Premises, the same being at Tenant's sole risk and liability. Tenant shall be liable to landlord for any damage to the Premises, any improvements thereon, and any portion of the Work whether caused by Tenant, the Contractor, or any of Tenant's employees, agents, contractors, workmen, or suppliers. Landlord shall have the right generally to monitor the performance of the Work and shall be granted access to the Premises at all times for such purpose. In connection with the performance of the Work, Tenant shall deliver to Landlord copies of all licenses and permits required in connection with the Work and certificates of insurance and instruments of indemnification as required under the Lease or as otherwise reasonably required by Landlord. Tenant shall ensure that the Work shall be done in a first-class workmanlike manner in accordance with all applicable laws, construction codes, requirements of local government entities, the Final Plans and Specifications, and such changes thereto which have been approved in writing by Landlord. Tenant shall indemnify, defend, and hold harmless Landlord, and the Premises from all costs, damages, charges, liens, fees and expenses (including attorneys' fees and expenses) relating to the performance of the Work. Landlord, Landlord's beneficiary, and Landlord's management agent, shall be named as additional insureds on all insurance relating to the Work. The Contractor shall abide by Landlord's Requirements, including, without limitation, not interfering with the existing tenant on the Premises until such tenant has vacated the Premises provided that Landlord promptly serves upon the existing Tenant notice of cancellation as provided under the Lease with the existing Tenant, and in the event such Tenant fails to vacate the premises in accordance with such notice, Landlord at its cost promptly pursues all remedies available to evict such Tenant from the Premises. To the extent that such failure to vacate causes delay in the completion of Tenant's Work, the Commencement Date shall be extended one (1) day for each such day of delay.

5. LANDLORD'S WORK. Landlord, at its sole cost and expense, shall remove the cooler and restore the Premises as reasonably required to restore the cooler area of the Premises to normal warehouse use ("Landlord's Work"). Landlord shall have full access to the Premises in order to complete Landlord's Work. The Contractor shall not interfere with Landlord's completion of Landlord's Work. Landlord shall use reasonable efforts to complete removal of the cooler and restoration of the Premises as it relates to the cooler removal prior to the Commencement Date. In the event that the Landlord's Work is not completed as of the Commencement Date, to the extent that such failure to complete Landlord's Work by the Commencement Date causes delay to the completion of Tenant's Work, and such delay is in addition to the delay caused by the existing tenant's failure to vacate as provided in Paragraph 4 hereinabove, the commencement Date shall be extended one (1) day for each such day of delay.

6. LANDLORD'S CONSTRUCTION ALLOWANCE. Landlord agrees to contribute an amount not to exceed Five Hundred Fifty Thousand Dollars ($550,000.00) ("Landlord's Work Allowance") toward the cost of the Work, and architectural and engineering fees that are directly related thereto. If Landlord cannot obtain financing for the Landlord's Work Allowance, Tenant may elect to cancel the Lease. Landlord's Work Allowance shall be paid as follows: not more often than monthly during the performance of Work, upon receipt by Landlord of waivers of mechanics liens from the Contractor and all subcontractors and materialmen, percentage completion certificates from Tenant, the Contractor, and the Architect, a sworn contractor's affidavit from the Contractor, and a request for disbursement from Tenant containing an approval by Tenant of the work done. Landlord shall disburse such sums as shall be


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
         appropriate from Landlord's Work Allowance, subject to the amount provided for retention in Tenant's contract with the Contractor (which shall be no less than 5%, within fourteen (14) days of receipt of all documentation provided for hereinabove or otherwise required by Landlord's mortgagee (if any) and by the escrowee under any construction escrow established by Landlord to effect funding Landlord's Construction Allowance (the cost of which escrow shall be paid from Landlord's Work Allowance). Upon completion of the Work and prior to final disbursement of Landlord's Work Allowance, Tenant shall furnish the Landlord with the following: final completion certificates from Tenant, the Contractor, and the Architect, full and final waivers of lien, as built-plans as reasonably required by Landlord, and the certification of Tenant and the Architect that the Work has been installed in a good workmanlike manner in accordance with the Final Plans and Specifications, and in accordance with all applicable statutes , ordinances, codes and regulations. If the cost of the Work at any time, in the reasonable estimate of Landlord, will exceed Landlord's Work Allowance, then Landlord shall not be obligated to fund any portion of the Landlord's Work Allowance unless and until Tenant has provided evidence reasonably satisfactory to Landlord of Tenant's ability pay for the balance of the Work. Notwithstanding in this Work Letter Agreement to the contrary, Landlord shall not be obligated to disburse any portion of Landlord's Work Allowance if Tenant is in default under any provision of this Work Letter Agreement or any provision of the Lease. Landlord's Work Allowance shall be applied to the cost of labor, material, and contractor's fees incurred directly in the performance of the Work, and the cost of architectural and engineering services directly related to the Work. In no event shall Landlord's Work Allowance be used for the purchase of equipment, furniture, or other items of personal property, or for any other costs and expenses incurred by Tenant in connection with the Work or the Lease, including, without limitation, attorneys' fees, consulting fees, Tenant's supervisory costs, and any other costs not directly related to the improvement of the building occupying the Premises. Upon completion of the Work, any portion of Landlord's Work Allowance remaining unused, such amount not to exceed the sum of One Hundred Thousand Dollars ($100,000.00), shall be credited against Base Rent first payable by Tenant under the Lease during the fifth Lease Year of the Term.

7. LANDLORD'S SITE PLAN ALLOWANCE. Upon full execution of the Lease and this Work Letter Agreement, Landlord shall mane available to Tenant the sum of Two Thousand Five Hundred Two and 50/100th Dollars ($2,502.50) to be to the cost of Tenant's initial space planning. Such sum shall be in addition to Landlord's Work Allowance as provided hereinabove.

8. MISCELLANEOUS. The terms and provisions of the Lease insofar as they are applicable to this Work Letter Agreement are hereby incorporated herein by reference thereto. Any defined terms used herein, and not otherwise defined herein, shall have the same meaning as provided in the Lease. All amounts payable by Tenant to Landlord hereunder shall be deemed Additional Rent under the Lease, and any default by Tenant of any of its obligations under this Work Letter Agreement shall constitute a default by Tenant under the Lease, and Landlord shall have all rights and remedies provided for under the Lease in the event of any such default by Tenant. Whenever under this Work Letter Agreement, Landlord's consent or approval is required, such consent or approval shall not be unreasonably withheld or delayed.

9. LAND TRUST EXCULPATION. This Work Letter Agreement is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but solely as Trustee under Trust Agreement dated March 6, 1991, and known as Trust Number 113515-09, and it is expressly understood and agreed by the parties hereto, anything contained herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representations, and agreements herein made by said trustee are made and intended, not as personal covenants undertakings, representations, and agreements of said trustee, individually, or for the purpose of binding said trustee, personally, but solely in the exercise of the powers conferred upon it as such trustee under said trust agreement, and no personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforced against such trustee, the beneficiary of such trust, or their agents, on account hereof, or on the account of any covenant, undertaking, representation, warranty, or agreement herein contained either expressed or implied, all such


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
         personal liability, if any, being hereby expressly waived and released by Tenant and by all persons claiming by or through or under Tenant.

AMERICAN NATIONAL BANK & TRUST COMPANY,
OF CHICAGO
not personally but as Trustee as aforesaid

By:
     -----------------------------------------

         Its:
              -------------------------------------



ACCEPTED AND APPROVED:

CALIFORNIA MICROWAVE, INC.
a Delaware corporation

By:
     -----------------------------------------

         Its:
              -------------------------------------


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